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                                                                    EXHIBIT 99.1

Press Release
July 1, 1999

                       InfoSpace.com Acquires Real-Time
                      Internet Communications Technology
                     and Related Assets From Active Voice

               Acquisition is a key component of InfoSpace.com's
              vision for communication services connecting users
               with their mission-critical information anytime,
                          anywhere and on any device

REDMOND, Wash. - July 1, 1999 - InfoSpace.com, a leading Internet infrastructure company, today announced it has agreed to acquire real-time communications technology and related assets from Active Voice for $18 million. The technology, currently named MyAgent, is designed to enable the creation of customized, real-time Internet-based communication services for Web sites and Internet appliances. This acquisition will add the increasingly important instant messenger feature to the integrated suite of communications services that InfoSpace.com offers to its affiliates. In addition, these services will be integrated into lnfoSpace.com's current and future offerings for Web sites and Internet appliances. In connection with the acquisition, the original development team will be joining InfoSpace.com.

MyAgent provides secure, permission-based instant text, voice, and video messaging, instant file transfer and URL sharing, multi-party chat, Internet voice and video call support, find-me/follow-me message routing, access to schedule and availability information, and personal communications Web pages.

"Consumers want constant access to their personal information so they can make the Web a more personal and productive tool," said Naveen Jain, chairman and CEO, InfoSpace.com. "Integrating this powerful real-time communications technology with the other InfoSpace.com private label solutions for content, community and commerce will further empower the consumer, no matter where they are."

"Active Voice is focused on providing convergence technology for messaging and communications that has compelling value for Internet communications," said Frank J. Costa, CEO and chairman, Active Voice. "The MyAgent technology is a result of that vision and provides the useful, real-world features that make sense as telephone networks and the Internet converge."

When fully integrated with InfoSpace.com's other Internet services, this real-time communications technology will deliver a powerful, integrated suite of communication tools that
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also include the Desktop Portal, MyInfo and a range of community services such as online calendars and chat.

InfoSpace.com will record the acquisition of the MyAgent technology in the quarter ended June 30, 1999 and will be accounted for as a purchase transaction. The purchase price will be allocated to in-process research and development (IPR&D), core technology, and goodwill. InfoSpace.com will record a one-time charge for the IPR&D and will amortize the remaining balance over the useful life of the technology and other intangible assets acquired which the Company estimates to be three to five years. In addition, InfoSpace.com will record estimated transaction related costs of $1.3 million in the second quarter.

The real-time communications technology, MyAgent, includes such features as:

Multi-Party Chats:
Now multiple users can chat at the same time! MyAgent allows a user to invite other users to join private and secure chat sessions.

Availability Status Indicator:
A single click changes the availability status of the user and lets group members know whether the user is available or busy. If the user is busy, the Agent will automatically forward incoming messages to other designated devices or e-mail addresses. The Agent can be set to automatically synchronize the user's availability status with their Outlook schedule.

Easy Connection Through Firewalls:
New integration with SOCKS 5 now allows users to connect through most firewalls.

Personalized Web Views:
All users can have their own, personalized MyAgent Web View. The Web View provides information similar to the MyAgent View and can be accessed from any browser on the Web.

Through their MyAgent Web View, MyAgent users can:

     . Display directory information
     . Display on-line status
     . Display a static photo or have a live picture option
     . Have messages sent
     . Have callbacks set
     . Display a text greeting
     . List communication devices
     . Display schedule information
     . Display customized information for group members only

MyAgent Internet Phone Integration:
Now it is easier than ever to make live Internet audio and video calls using MyAgent. MyAgent integrates with NetMeeting, Microsoft's free audio video conferencing software.
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MyAgent Group Invitations:
MyAgent keeps track of the outstanding group invitations sent to other MyAgent users.

About InfoSpace.com

InfoSpace.com is a leading Internet infrastructure company. InfoSpace.com provides private label solutions for content, community and commerce to Web sites and Internet appliances. InfoSpace.com's affiliate network consists of more than 1,800 Web sites and Internet appliances. The Company's affiliates include AOL, Netscape, Microsoft, Lycos, go2net Inc.'s MetaCrawler, Dow Jones (The Wall Street Journal Interactive Edition), and ABC LocalNet. In addition, InfoSpace.com has agreements with a number of providers of Internet access devices including PCs by Acer America and The Pixel Company (for Packard Bell
NEC), cellular phones by AT&T Wireless and UnWired Planet, pagers by WolfeTech (for Motorola), screen phones by InfoGear, Mitel, Mitsui and Lucent, television set-top boxes by American Interactive Media, @Home, Lucent, On Command, Planetweb and Source Media, online kiosks by King kiosk platform and Lexitech kiosk platform, and personal digital assistants by AT&T Wireless, InfoGear and Unwired Planet.

About the Active Voice Corporation

Founded in 1983, the Seattle-based Active Voice has offices in Australia, Canada, China, France, India, South Africa, Sweden, The Netherlands, and the United Kingdom. With more than 70,000 systems installed in virtually every kind of business in over 60 countries, Active Voice develops technology that helps businesses communicate better. Active Voice products are sold through a global network of independent telecommunications dealers, telephone equipment manufacturers, and computer resellers. More information about Active Voice and its products is available at the company's Web site, www.activevoice.com.

This release contains forward-looking statements relating to the development of InfoSpace.com's products and services, including statements regarding the future of new technology including the MyAgent technology, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace.com's actual results include the successful integration of the MyAgent technology into lnfoSpace.com's services, seasonality, relationships with affiliates, the rate of adoption by advertisers of the Internet as an advertising medium, the rate and extent of adoption of non-PC devices for Internet access, market acceptance of our products and services, competition and rapid technological change. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Report on Form 10Q, in the section entitled "Factors Affecting InfoSpace.com's Operating Results, Business Prospects and Market Price of Stock" Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.